UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

ASPREVA PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (250) 744-2488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 8, 2006, the Board of Directors of Aspreva Pharmaceuticals Corporation appointed William L. Hunter, M.D., MSc. to our Board of Directors. Dr. Hunter has not yet been named to any committee of the Board of Directors. We expect that our Board of Directors will consider Dr. Hunter’s committee assignment at its next meeting. A press release announcing Dr. Hunter’s appointment was issued on June 13, 2006 and is attached hereto as Exhibit 99.1.

Dr. Hunter, 43, co-founded Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) in 1992. Dr. Hunter served as Chairman and Chief Executive Officer of Angiotech from January 1997 to September 2002 and has served as President and Chief Executive Officer since September 2002. Dr. Hunter is also a member of the Board of Directors of Angiotech. He serves on the Board of Directors of Anormed Pharmaceuticals (TSX: AOM), Neuromed Pharmaceuticals and The Michael Smith Foundation for Health Research.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release, dated June 13, 2006, entitled “Aspreva Pharmaceuticals Appoints William L. Hunter, CEO of Angiotech Pharmaceuticals, to its Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: June 14, 2006
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 13, 2006, entitled “Aspreva Pharmaceuticals Appoints William L. Hunter, CEO of Angiotech Pharmaceuticals, to its Board of Directors”.